UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2007

JETBLUE AIRWAYS CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

000-49728 (Commission File Number)	87-0617894 (I.R.S. Employer Identification No.)

118-29 Queens Boulevard Forest Hills, New York (Address of Principal Executive Offices)	11375 (Zip Code)

(718) 286-7900
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement
(a)	Entry into a Material Definitive Agreement

On December 13, 2007, JetBlue Airways Corporation, a Delaware corporation (the “Company”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Deutsche Lufthansa AG, an aktiengesellschaft organized under the laws of the Federal Republic of Germany (the “Investor”), pursuant to which the Company agreed to issue and sell to the Investor 42,589,347 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a price per Share of $7.27, for an aggregate purchase price of $309,624,552 (the “Issuance”). The Shares are expected to represent approximately 19.0% of the Common Stock after giving effect to the issuance.

The Stock Purchase Agreement contains customary representations, warranties and closing conditions, including receipt of required regulatory approvals. Each of the Company and the Investor has agreed to indemnify the other for any breach of any of the representations, warranties, covenants or agreements made by such party. The parties’ representations and warranties will expire on the one-year anniversary of the closing date.

Under the Stock Purchase Agreement, the Company agreed to appoint one individual designated by the Investor (the “Investor Director”) to the Company’s board of directors (the “Board”) promptly following the consummation of the transaction. The Investor Director will be a Class II director and will stand for election at the 2008 annual meeting of the stockholders. The Investor shall retain the right to nominate one director for election to the Board so long as it owns at least 10% of the outstanding Common Stock. If, at any time after the twelve-month anniversary of the consummation, the Investor owns Shares constituting at least 15% of the outstanding Common Stock, the Company shall reasonably consider appointing an additional individual selected by the Investor to the Board to fill any vacancy on the Board.

The Stock Purchase Agreement prohibits the Investor from taking certain actions with respect to the Company, including seeking to control the management or policies of the Company (including making or participating in the solicitation of “proxies” in opposition to any proposal made by the Company), making any public announcement or proposal which would require public announcement for any business combination or other extraordinary transaction involving the Company or any of its subsidiaries or any of their securities or assets, or forming or participating in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act of 1934, as amended). These prohibitions expire once the Investor beneficially owns less than 10% of the Common Stock.

The Stock Purchase Agreement provides to the Investor a right to purchase additional shares in any subsequent issuance of Common Stock during the next twelve months, if offered at a price per share less than $7.27, as may be adjusted, and to maintain its percentage ownership interest (and otherwise subject to applicable laws). The Company has a right of first refusal for any sale by the Investor to a third party of greater than 25% of the Shares, other than sales to certain institutional investors, directly or indirectly through block sales. Such right expires once the Investor owns less than 5% of the outstanding Common Stock.

Simultaneously with the consummation of the issuance, the Company and the Investor will enter in a registration rights agreement (the “Registration Rights Agreement”). Pursuant to the form of Registration Rights Agreement, the Company is required, within 60 days after the closing date, to file with the Securities and Exchange Commission a shelf registration statement relating to the offer and sale of the Shares (the “Registrable Securities”). Subject to blackout periods that do not exceed 90 trading days in any 365-day period, the Company is obligated to keep such shelf registration statement continuously effective under the Securities Act of 1933 until the earlier of (1) the date as of which all of the Registrable Securities have been sold and (2) the date as of which each of the holders of the Registrable Securities is permitted to sell its Registrable Securities without registration pursuant to Rule 144 under the Securities Act of 1933.

The foregoing description of the Stock Purchase Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Stock Purchase Agreement, to which the Registration Rights Agreement is attached as an exhibit, which is filed as Exhibit 4.11 to the Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities
(a)	Sale of Equity Securities in an Unregistered Transaction

The information set forth in Item 1.01 hereof is incorporated by reference.

On December 13, 2007, the Company announced that it entered into a Stock Purchase Agreement pursuant to which it agreed to sell 42,589,347 shares of Common Stock to the Investor for $309,624,552 in a private placement under the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933. The Investor has represented to the Company in the Stock Purchase Agreement that it is an “accredited investor” as defined in Regulation D and that the Shares are being acquired for investment. The Company has not engaged in general solicitation or advertising with regard to the issuance and sale of the Shares and has not offered securities to the public in connection with this issuance and sale.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
(a)	Amendment to Bylaws

The information set forth in Item 1.01 hereof is incorporated by reference.

On December 13, 2007, the Board approved the Third Amended and Restated Bylaws of the Company (as amended and restated, the “Amended Bylaws”), effective immediately.

The Amended Bylaws modify Article VII of the Bylaws to provide that any Non-Citizen (as defined in the Amended Bylaws) that enters into an agreement with the Company to acquire any of the Company’s outstanding Common Stock shall be entitled to have such Common Stock registered in the Foreign Stock Record (as defined in the Amended Bylaws) of the Company upon execution of such agreement.

The foregoing description of the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the Amended Bylaws, which are filed as Exhibit 3.4 to the Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits

Exhibit No.	Description of Exhibits
3.4	Third Amended and Restated Bylaws of JetBlue Airways Corporation
4.11	Stock Purchase Agreement, dated as of December 13, 2007, between JetBlue Airways Corporation and Deutsche Lufthansa AG

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JETBLUE AIRWAYS CORPORATION
Date: December 13, 2007	By:	/s/ Edward Barnes
Name: Edward Barnes Title: Chief Financial Officer